EXHIBIT 10.2

THE BUREAU OF NATIONAL AFFAIRS, INC.
2011 RETENTION PROGRAM

1.  Purpose.  The Program has been established by the Company for the purpose of compensating employees of the Company for their services and loyalty to the Company and to encourage them to remain in the employ of the Company and to use their best efforts to ensure the increased performance results of the Company.

2.  Definitions.  For purposes of the Program:

(a)     “Affiliate” with respect to the Company shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(b)     “Base Salary” shall mean the annualized base salary payable to a Participant in respect of services to the Company and its Affiliates determined as of the date he or she is first designated a Participant in the Program.

(c)  “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(d)  “Board” shall mean the Board of Directors of the Company.

(e)  “Cause” with respect to any Participant shall have the meaning set forth in his or her Severance Agreement with the Company or, if none, shall mean (i) the willful and continued failure by the Participant to substantially perform his or her duties with the Company or its Affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise.  For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

(f)  “Change in Control” shall mean if the event set forth in any one of the following clauses shall have occurred: (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or the entity surviving such merger or consolidation or (B) if there is no such parent, of the Company or such surviving entity; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or the entity surviving such merger or consolidation or (B) if there is no such parent, of the Company or such surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (a) any parent of the Company or of the entity to which such assets are sold or disposed or (b) if there is no such parent, of the Company or such entity.  Notwithstanding the foregoing provisions of this definition, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(g)  “Closing Date” shall mean the date of the occurrence of a Change in Control.

(h)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)  “Committee” shall mean the Executive Compensation Committee of the Board or any person or persons appointed by the Board to administer the Plan (which may include one or more Company employees).

(j)  “Company” shall mean The Bureau of National Affairs, Inc. and any successor thereto.

(k)  “Disability” shall mean a mental or physical condition that qualifies a Participant for benefits under the Company’s long-term disability plan.

(l)  “Effective Date” shall mean August 24, 2011.

(m)  “Good Reason” with respect to any Participant shall mean, following a Change in Control, (i) the assignment to the Participant of any duties materially inconsistent with the Participant’s status as a management employee of the Company or an Affiliate or a substantial adverse alteration in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change in Control, other than any such alteration primarily attributable to the fact that the Company may no longer be a public company; (ii) a material reduction by the Company in the Participant’s annual base salary as in effect on the Effective Date or as the same may be increased from time to time; or (iii) the relocation of the Participant’s principal place of employment to a location more than 30 miles from the Participant’s principal place of employment immediately prior to the Change in Control or the Company or an Affiliate requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the business to an extent substantially consistent with the Participant’s business travel obligations as in effect on the Effective Date.  The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided that the Participant provides the Company with a written notice of termination within ninety (90) days following the occurrence of the event constituting Good Reason.

(n)  “Participant” shall mean each Tier I Participant, Tier II Participant and Tier III Participant.

(o)  “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(p)  “Program” shall mean this The Bureau of National Affairs, Inc. 2011 Retention Program, as set forth herein and as it may be amended from time to time.

(q)  “Retention Payment” shall mean, with respect to each Tier I Participant, 75% of his or her Base Salary, with respect to each Tier II Participant, 50% of his or her Base Salary and, with respect to each Tier III Participant, 25% of his or her Base Salary.

(r)  “Tier I Participant” shall mean each person identified as such on Schedule A hereto.

(s)  “Tier II Participant” shall mean each person identified as such on Schedule A hereto.

(t)  “Tier III Participant” shall mean each person identified as such on Schedule A hereto.

3.  Administration.  The Program shall be administered by the Committee.  The Committee shall have the authority to interpret the Program and to make all determinations that it deems necessary or desirable for the administration of the Program, including without limitation the determination of whether a Participant’s employment has been terminated for Cause.  Notwithstanding the foregoing provisions of this Section 3, the Committee may delegate some or all of its authority under the Program to any one or more officers of the Company designated by the Committee from time to time.  The determinations of the Committee and its delegates, if any, with respect to the Program shall be binding on all parties.

4.  Retention Payment.  The Company shall pay each Participant the applicable Retention Payment as follows:

(a)  If a Change in Control occurs before the second anniversary of the Effective Date, one half of the Retention Payment shall be paid not more than thirty (30) days after the Closing Date provided that the Participant remains continuously employed by the Company or an Affiliate through the payment date, and, provided the Participant remains continuously employed by the Company or an Affiliate for six (6) months following the Closing Date, the remainder of the Retention Payment shall be paid (without interest) as soon as practicable (and in any event within thirty (30) days) thereafter.

(b)  If a Change in Control does not occur before the second anniversary of the Effective Date, the Retention Payment shall be paid in full not more than thirty (30) days after the second anniversary of the Effective Date provided that the Participant remains continuously employed by the Company or an Affiliate through the second anniversary of the Effective Date.

(c)  Any portion of the Retention Payment that does not become payable in accordance with Sections 4(a) and 4(b) shall be forfeited, provided that, if a Participant’s employment with the Company and its Affiliates is terminated by the Company or an Affiliate without Cause, by the Participant with Good Reason or by reason of death or Disability, such Participant (or his or her estate, as the case may be) shall be entitled to receive his or her Retention Payment following the effective date of such termination of employment, subject to Section 4(d) below.

(d)  Subject to the provisions of Section 16 hereof, the Retention Payment to be provided pursuant to Section 4(c) hereof shall be provided only if the Participant shall have executed a general release of claims substantially in the form set forth in Exhibit A hereto and the release of claims shall have become irrevocable not later than thirty (30) days following the Participant’s effective date of termination of employment, and the Retention Payment shall be paid thirty (30) days following the Participant’s effective date of termination of employment; provided, however, that if certain group termination provisions of the Age Discrimination in Employment Act and Older Workers' Benefit Protection Act apply, the release of claims shall become irrevocable not later than sixty (60) days following the Participant’s effective date of termination of employment and the

Retention Payment shall be paid sixty (60) days following the Participant’s effective date of termination of employment.

5.  Parachute Tax Limitation.  Notwithstanding any other provisions of this Program and except as otherwise provided in an individual agreement between a Participant and the Company, in the event that any payment or benefit received or to be received by a Participant, whether under this Program or otherwise (all such payments and benefits being hereinafter referred to as the “Total Payments”) would not be deductible (in whole or part), by the Company, an Affiliate or Person making such payment or providing such benefit as a result of Section 280G of the Code, then the payments pursuant to Section 4 hereof shall be reduced  to the extent necessary to make such portion of the Total Payments deductible.  For purposes of this limitation, (i) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code and (ii) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

6.  Withholding.  The Company and its Affiliates shall be entitled to withhold from amounts to be paid to any Participant hereunder any standard Company or Affiliate deductions and any federal, state or local withholding or other taxes or charges which they are from time to time required to withhold.

7.  Amendment and Termination.  The Program may be amended by the Committee at any time for any reason, provided that no amendment shall adversely affect a Participant’s right to his or her Retention Payment without his or her consent.  The Program shall terminate when no Retention Payments remain outstanding under the Program.

8.  Assignment or Transfer.  Except as otherwise provided herein or by law, no right or interest of any Participant under the Program shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner.  No attempted assignment or transfer thereof shall be effective, and no right or interest of any Participant under the Program shall be liable for, or subject to, any obligation or liability of such Participant.

9.  Waiver of Breach.  Except as otherwise expressly provided herein, the failure of the Company, an Affiliate or the Participant at any time to require performance by the other of any provision hereof shall in no way affect any of their respective rights thereafter to enforce the same, nor shall the waiver by the Company, Affiliate or the Participant of any breach of any provision hereof be taken or held to be a waiver of any succeeding breach of any provision or as a waiver of the provision itself.

10.  No Right of Employment.  Neither the establishment of the Program, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits, hereunder shall be construed as giving any Participant, or any person whomsoever, the right to be retained in the service of the Company or its Affiliates, and all Participants shall remain subject to discharge to the same extent as if the Program had never been adopted.

11.  Severability.  If any provision of the Program shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Program shall be construed and enforced as if such provision had not been included.

12.  Other Plans.  Amounts payable under the Program shall not be treated as compensation for purposes of computing or determining any benefit under any pension, savings, severance, bonus/incentive, insurance, or other employee compensation or benefit plan of the Company or its Affiliates.

13.  Successors.  The Program shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future, and any successor to the Company.

14.  Funding Status.  The Program shall be unfunded.  No Participant shall have a right to, or any interest in, any assets of the Company which may be applied by the Company to the payment of benefits or other rights under the Program.

15.  Headings.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Program, and shall not be employed in the construction of the Program.

16.  Section 409A.  The intent of the Company is that payments and benefits under the Program comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Program shall be interpreted and be administered to be in compliance therewith.  It is intended that payments made under this Program on or before the 15th day of the third month following the end of the Participant’s first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture shall be exempt from compliance with Section 409A of the Code pursuant to the exception for short-term deferrals set forth in Section 1.409A-1(b)(4) of the Treasury Regulations.  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company or its Affiliates for purposes of the Program and no payment shall be due to the Participant under the Program until the Participant would be considered to have incurred a “separation from service” from the Company or its Affiliates within the meaning of Section 409A of the Code.  Any payments described in the Program that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as subject to Section 409A of the Code unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Program, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition on any individual of additional income tax under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six months following such separation from service (or death, if earlier) and shall be increased by an amount equal to interest on such payments for the six-month (or shorter) period such payments are delayed at a rate equal to the 120-month rolling average yield to maturity of the index called the “Merrill Lynch U.S. Corporates, A Rated, 15+ Years Index” as of December 31 of the year preceding the year in which the Participant incurs a “separation from service.”

17.  Governing Law.  The Program shall be construed and enforced according to the laws of the State of Virginia without regard to its principles of conflicts of laws, to the extent not preempted by federal law, which shall otherwise control.

Exhibit A

RELEASE AGREEMENT

1.	EXECUTIVE’S GENERAL RELEASE AND WAIVER.

(a)
In consideration of the payment provided pursuant to Section 4(c) of the 2011 Retention Program (to which this Release is attached), the Participant hereby forever releases and discharges the Company and its parents, Affiliates, successors and assigns, as well as each of its past and present officers, directors, employees, agents, attorneys and shareholders (collectively, the “Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that the Participant had, now has or may hereafter claim to have against the Released Parties arising out of or relating in any way to the Participant’s employment with, and termination of employment with, the Company or otherwise relating to any of the Released Parties from the beginning of time to the date of the Participant’s signature below (the “Release”).

(b)
This Release specifically extends to, without limitation, any and all claims or causes of action for wrongful termination, breach of an express or implied contract, agreement or arrangement, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal or local statutes, ordinances and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act, as amended (“ADEA”), as amended, the Older Workers Benefit Protection Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act, as amended, Section 806 of the Sarbanes-Oxley Act, and the Family and Medical Leave Act, as amended, Titles 2.2, 40.1, 51.1, 51.5, 60.2, and 65.2 of the Annotated Code of Virginia, 1950, as amended, the Virginia Human Rights Act, and applicable regulations; provided, however, that this Release does not waive, release or otherwise discharge any claim or cause of action that cannot legally be waived, including, but not limited to, any claim for unpaid wages, workers’ compensation benefits, unemployment benefits and any claims for indemnification under applicable law, any applicable Company insurance policy and/or the Company’s articles of incorporation and by-laws.

(c)	For the purpose of implementing a full and complete release, the Participant understands and agrees that this Release is intended to include all claims, if any, which the Participant may have and which the Participant does not now know or suspect to exist in his favor against the Released Parties and this Release extinguishes those claims.  Accordingly, the Participant expressly waives all rights afforded by any statute or regulation in any applicable jurisdiction limiting or restricting the waiver of unknown claims.

2.	ADEA WAIVER. The Participant understands that he is waiving his rights under the ADEA and thus:

(a)
The Participant has been informed and understands and agrees that he has had at least [twenty-one (21)/in the event of a “group termination,” forty-five (45)] calendar days after receipt of this Release to consider whether to sign it.

(b)
The Participant has been informed and understands and agrees that he may revoke this Release at any time during the seven (7) calendar days after this Release is signed and returned to the Company.  The Participant acknowledges and agrees that if he wishes to revoke this Release, he must do so in writing, and that such revocation must be signed by the Participant and received by the Company pursuant to Section 11 of the Change in Control Severance Agreement, no later than the seventh (7th) day after the Participant has signed and returned the Release.  The Participant acknowledges and agrees that, in the event the Participant revokes the Release, he shall have no right to receive the payment provided in Section 4(a) of the Change in Control Severance Agreement.

(c)	The Participant acknowledges and agrees that prior to signing this Release, he read and understood each and every provision of this Release.

(d)
The Participant acknowledges and agrees that he is hereby advised in this writing to consult with an attorney of his choice concerning the legal consequences of this Release, and the Participant hereby acknowledges that prior to signing this Release, he had the opportunity to consult with an attorney of his choosing regarding the effect of each and every provision of this Release.

(e)
The Participant acknowledges and agrees that he knowingly and voluntarily entered into this Release with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Release.

(f)	The Participant understands that he is not waiving, releasing or otherwise discharging any claims under the ADEA that may arise after the date he signs this Release.

(g)	[In the event of a “group termination”: The Participant acknowledges that he received the attached additional disclosures relating to a group termination program, as specified by the OWBPA.]

3.
NO CLAIMS.  As part of this Release, the Participant agrees and covenants not to file, initiate, or join any lawsuit (either individually, with others, or as part of a class), in any forum, pleading, raising, or asserting any claims barred or released by this Release, or to accept any relief in connection with any such suit.  This Release shall also not prevent the Participant from filing a charge with the Equal Employment Opportunity Commission (or similar state or local agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state or local agency); provided, however, that Participant acknowledges and agrees that any claims by the Participant for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be and hereby are barred.

4.
NO ADMISSION. Neither this Release nor the benefits or consideration is to be construed as an admission on the part of the Released Parties of any wrongdoing or liability, nor to be admissible as evidence in any proceeding, other than for enforcement of the provisions of this Release.

5.
JOINT DRAFTING. This Release is deemed to have been drafted jointly by the Parties.  Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any party.

6.
WAIVER.  No waiver of any breach of any term or provision of the Change in Control Severance Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Release.  No waiver shall be binding unless in writing and signed by the party waiving the breach.

7.	GOVERNING LAW. This Release shall be governed and construed under the laws of the State of Virginia, without regard to its conflict of laws rules.

8.	HEADINGS. The headings herein are for convenience and reference only, and in no way define, limit, extend or describe the scope of this Release or the intent of any provisions hereof.

9.	SUCCESSORS AND ASSIGNS. This Release shall inure to the benefit of and be binding upon the heirs, representatives, successors and assigns of each of the parties to it.

I have signed this Release voluntarily and knowingly.

Dated:  ________________________               ________________________________
(“Participant”)